EXHIBIT 5.1

                           WEIL, GOTSHAL & MANGES LLP
           A LIMITED PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                   767 FIFTH AVENUE, NEW YORK, NY 10153-0119
                                 (212) 310-8000
                              FAX: (212) 310-8007

                                 August 20, 1997

Columbia Laboratories, Inc.
2665 Bayshore Drive
Miami, Florida  33133

Ladies and Gentlemen:

                  We have acted as counsel to Columbia Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 3,000,000 shares of common stock, par value $0.01 per share, of the Company to be issued and sold by the Company pursuant to the Registration Statement have been duly authorized and, when issued and sold as

Columbia Laboratories, Inc.
August 20, 1997
Page 2

contemplated by the Registration Statement and in accordance with the terms of the Company's Long-Term Performance Plan, will be validly issued, fully paid and nonassessable.

                  This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                                /s/ Weil, Gotshal & Manges LLP
                                                    ---------------------------
                                                    Weil, Gotshal & Manages LLP